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                                 Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference into the Company's Registration Statements on Form S-8 (Registration Nos. 33-6425, 33-14984, 33-33602, 33-42345,
33-69650, 33-64901 and 33-15641) of our report dated February 13, 1997 on our audits of the consolidated financial statements of SunGard Data Systems Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, which report on the consolidated financial statements is incorporated by reference in this Report on Form 10-K.



COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1997